UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

FIRST TRACKS BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43177	39-5003207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210, San Diego, CA (Address of principal executive offices)	92121 (Zip Code)

(858) 362-6295

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TRAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 20, 2026 (the “Distribution Date”), AnaptysBio, Inc. (“AnaptysBio”) completed the previously announced distribution of all of the shares of common stock of First Tracks Biotherapeutics, Inc. (“First Tracks Biotherapeutics,” the “Company,” “we,” “us,” or “our”) by AnaptysBio to holders of AnaptysBio common stock on a pro rata basis (the “Spin-Off”). Each holder of record of AnaptysBio common stock received one share of our common stock, par value $0.001 per share (the “Common Stock”) for every one share of AnaptysBio common stock held on April 6, 2026 (the “Record Date”).

On the Distribution Date, the Company completed the previously announced private placement contemplated by that certain purchase agreement (the “Purchase Agreement”) by and among the Company, EcoR1 Capital Fund Qualified, L.P. (the “Selling Stockholder”) and certain third party investors (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell an aggregate of 5,791,478 shares of Common Stock, and the Selling Stockholder agreed to sell an aggregate of 4,705,575 shares of Common Stock that the Selling Stockholder received in the Spin-Off, at a purchase price of $13.81 per share (the “Private Placement”).

Item 1.01	Entry into a Material Definitive Agreement.

Prior to the Distribution Date, in connection with the Spin-Off, the Company entered into a Separation and Distribution Agreement and a Transition Services Agreement (collectively, the “Spin Agreements”) with AnaptysBio that set forth the principal actions taken or to be taken in connection with the Spin-Off and that govern the relationship between us and AnaptysBio following the Spin-Off.

Separation and Distribution Agreement

We entered into a Separation and Distribution Agreement with AnaptysBio before the Spin-Off that sets forth our agreements with AnaptysBio regarding the principal actions to be taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of our relationship with AnaptysBio following the Spin-Off.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies the assets to be transferred to (including the contracts to be assigned) or retained by, and the liabilities to be assumed or retained by, each of the Royalty Management Co. Business and First Tracks Biotherapeutics Business (each as defined below), and it provides for when and how these transfers, assumptions and assignments will occur. “Royalty Management Co. Business” refers to holding and managing the rights to dostarlimab, including the Jemperli royalties arising from agreements among AnaptysBio, Tesaro, Inc., Tesaro Development, Ltd. and GlaxoSmithKline LLC, and imsidolimab royalties from the licensing collaboration between AnaptysBio and Vanda Pharmaceuticals Inc. for the development and commercialization of imsidolimab (IL-36R antagonist mAb). “First Tracks Biotherapeutics Business” refers to AnaptysBio’s biotechnology business focused on development and potential commercialization of innovative therapeutics for autoimmune and inflammatory diseases, including clinical-stage programs for rosnilimab, ANB033 and ANB101. For the purpose of the Separation and Distribution Agreement, and subject to terms of and any exceptions set forth in the Separation and Distribution Agreement, the assets consist of all right, title and ownership interests in and to all assets, properties, claims, information generated for the business, intellectual property, contracts and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere on behalf of a person or entity), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued or contingent, in each case whether or not received, recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person or entity, including rights and benefits pursuant to any contract, license, permit, indenture, note, bond, mortgage, agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement. Liabilities consist of any and all debts, guarantees, assurances, commitments, losses, remediation, deficiencies, penalties, settlements, sanctions, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any law (including environmental laws), proceeding, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental authority and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking or any fines, damages or equitable relief which may be imposed and including all costs and expenses related thereto.

Generally, following the Spin-Off, AnaptysBio will own those assets primarily related to the Royalty Management Co. Business, and will retain or assume those liabilities arising out of or resulting from the ownership or operation of (i) any business conducted by AnaptysBio on or prior to the time of the Spin-Off and (ii) the Royalty Management Co. Business at any time after the time of the Spin-Off. First Tracks Biotherapeutics will own or retain those assets primarily related to the First Tracks Biotherapeutics Business, and will retain or assume those liabilities arising out of the ownership or operation of such business to the extent attributable to periods after the time of the Spin-Off.

In particular, the Separation and Distribution Agreement provides that subject to the terms and conditions contained therein, the following assets will generally be allocated to First Tracks Biotherapeutics, subject to certain exceptions:

•	the First Tracks Biotherapeutics name and marks and any goodwill and common law rights thereto;

•	an amount in cash and cash equivalents equal to $100.0 million;

•	all intellectual property primarily related to the First Tracks Biotherapeutics Business, including certain specified registered intellectual property;

•	all software and IT systems;

•

all computers and other electronic data processing and communications equipment, fixtures, machinery, equipment (including, without limitation, all laboratory equipment and related materials), furniture, office equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

•

all licenses, permits, registrations, approvals and authorizations used, held for the use of or otherwise primarily related to the First Tracks Biotherapeutics Business, including all permits issued by the FDA and comparable governmental authorities primarily relating to the First Tracks Biotherapeutics Business (not including any licenses, permits, registrations, approvals and authorizations which have been issued by any governmental authority that primarily relate to, or are used exclusively in, the Royalty Management Co. Business);

•	any and all rights to receive milestone payments under the Vanda Collaboration, which may amount up to $35.0 million for future regulatory approval milestones and sales milestones;

•	all deposits, letters of credit, prepaid expenses, trade accounts and other accounts primarily related to or arising out of the First Tracks Biotherapeutics Business;

•	all inventories of products, goods, materials, parts, raw materials and supplies primarily related to the First Tracks Biotherapeutics Business;

•	all employment contracts, offer letters, restrictive covenant agreements and compensation and benefit plans applicable to the employees to be transferred to First Tracks Biotherapeutics;

•	all rights in connection with and assets funding any obligation under each such benefit plan;

•

all cost information, supplier records, supplier lists, vendor data, correspondence and lists, product data and literature, artwork, design, development and business process files and data, vendor drawings, specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents, including any and all other confidential or proprietary information, that, in each case, is primarily related to the First Tracks Biotherapeutics Business;

•

all shared contracts to which First Tracks Biotherapeutics is a party and relating to both the First Tracks Biotherapeutics Business and the Royalty Management Co. Business and any other contracts primarily related to the First Tracks Biotherapeutics Business, and any rights or claims (whether accrued or contingent) arising under such contracts (not including contracts designated as primarily related to the Royalty Management Co. Business, any other contracts primarily related to the Royalty Management Co. Business and certain specified shared contracts);

•

all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution primarily related to, or related to claims primarily arising out of, the First Tracks Biotherapeutics Business;

•	any goodwill related to the First Tracks Biotherapeutics Business;

•	the real property leases, through the early termination of such leases or, at First Tracks Biotherapeutics’ option, December 31, 2027; and

•	any other assets that are owned, leased or licensed, at or prior to the time of the Spin-Off, by AnaptysBio that are primarily related to the First Tracks Biotherapeutics Business.

All assets other than those allocated to First Tracks Biotherapeutics will generally be allocated to AnaptysBio. The Separation and Distribution Agreement also identifies specific assets that will be allocated to AnaptysBio, including, subject to certain exceptions:

•	all intellectual property primarily related to the Royalty Management Co. Business, including certain specified registered intellectual property;

•	the “AnaptysBio” name and marks and any goodwill and common law rights thereto;

•	all licenses, permits, registrations, approvals and authorizations which have been issued by any governmental authority primarily related to the Royalty Management Co. Business;

•	all deposits, letters of credit, prepaid expenses, trade accounts and other accounts primarily related to the Royalty Management Co. Business;

•	all inventories of clinical products, goods, materials, parts, raw materials and clinical supplies primarily related to the Royalty Management Co. Business;

•

all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product data and literature, artwork, design, development and business process files and data, vendor and customer drawings, specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents, and any other confidential or proprietary information, in each case, to the extent primarily related to the Royalty Management Co. Business;

•

certain specified contracts designated as primarily related to the Royalty Management Co. Business, any other contracts primarily related to the Royalty Management Co. Business and certain specified shared contracts, and all rights and obligations and other liabilities (whether accrued or contingent) arising under any such contracts (excluding any contracts relating to hardware, servers, databases, software, networks, telecommunications systems, websites, computer equipment, interfaces, platforms, systems, other information technology and related infrastructure), including the GSK Collaboration and the Vanda Collaboration;

•

all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution primarily related to the Royalty Management Co. Business, including certain specified insurance policies;

•	any goodwill related to the Royalty Management Co. Business; and

•

any other assets (other than registered intellectual property) that are owned, leased or licensed at or prior to the time of the Spin-Off, or were owned, leased or licensed, at the time of the Spin-Off, by AnaptysBio (including AnaptysBio) that are primarily related to the Royalty Management Co. Business.

The Separation and Distribution Agreement provides that First Tracks Biotherapeutics will, subject to certain exceptions, generally retain or assume the liabilities arising out of or resulting from:

•	any assets allocated to First Tracks Biotherapeutics to the extent attributable to periods after the time of the Spin-Off;

•	the ownership or operation of any business conducted by First Tracks Biotherapeutics at any time after the time of the Spin-Off;

•	the employee benefit plans to be assumed by First Tracks Biotherapeutics;

•	the employment or engagement of certain employees to be transferred to First Tracks Biotherapeutics to the extent attributable to periods after the time of the Spin-Off;

•	certain employee-related matters allocated to First Tracks Biotherapeutics under the Separation and Distribution Agreement; and

•	any agreements or obligations of First Tracks Biotherapeutics under the Separation and Distribution Agreement or the Transition Services Agreement.

All liabilities other than those allocated to First Tracks Biotherapeutics will generally be retained or assumed by AnaptysBio. These include, among others, liabilities arising out of or resulting from:

•	any assets allocated to AnaptysBio;

•

the ownership or operation of any business conducted by AnaptysBio (including any discontinued business or any business which has been sold or transferred) at any time at or prior to the time of the Spin-Off;

•	the ownership or operation of any business conducted by AnaptysBio (including the Royalty Management Co. Business) at any time on or after the time of the Spin-Off;

•	certain expenses allocated to AnaptysBio pursuant to the Separation and Distribution Agreement;

•

certain employee-related matters allocated to AnaptysBio under the Separation and Distribution Agreement (including the portion of any annual bonuses attributable to the period prior to the Distribution Date);

•	any early termination fees under the real property leases; and

•	any agreements or obligations of AnaptysBio following the distribution under the Separation and Distribution Agreement or the Transition Services Agreement.

Consents and Delayed Transfers

The Separation and Distribution Agreement provides that AnaptysBio and First Tracks Biotherapeutics will use commercially reasonable efforts to obtain any consents, licenses, permits, or waivers with respect to, among other things, contracts required in connection with the distribution or, at the written request of the other party, the assignment or novation of certain obligations under contracts, licenses and other liabilities of the parties. The Separation and Distribution Agreement also requires AnaptysBio and First Tracks Biotherapeutics to cooperate with each other from and after the time of the Spin-Off to, among other things, execute and deliver, or use reasonable best efforts to cause to be executed and delivered, all instruments, and to make all filings, provide any notice and obtain all consents and/or approvals under any licenses, permits, waivers, orders or authorizations in order to effectuate the transfer of the applicable assets and assignment and assumption of the applicable liabilities pursuant to the Separation and Distribution Agreement.

From and after the distribution, with respect to any asset whose transfer or assignment is delayed, the party retaining such delayed asset will hold for the use and benefit of the party entitled thereto (at the expense of the entity entitled thereto) and use commercially reasonable efforts to cooperate with the intended recipient to agree to any reasonable and lawful arrangements designed to provide the applicable party with the economic claims, rights, benefits and control over such delayed asset and assume the economic burdens and obligations with respect thereto in accordance with the Separation and Distribution Agreement, including by subcontracting, sublicensing or subleasing arrangements to the extent legally permissible. From and after the distribution, with respect to any liability whose assumption is delayed, the party intended to assume such delayed liability will pay or reimburse the party retaining such delayed liability for all amounts paid or incurred by such party in connection with the retention of such delayed liability. The party retaining any delayed asset or delayed liability will treat such delayed asset or delayed liability in the ordinary course of business in accordance with past practice.

Commingled Contracts

The Separation and Distribution Agreement provides that any contract to which First Tracks Biotherapeutics or AnaptysBio is a party that relates to both the First Tracks Biotherapeutics Business and the Royalty Management Co. Business will, subject to certain exceptions, be treated as commingled contracts. From the date of the Separation and Distribution Agreement until the date that is 24 months after the distribution, to the extent the rights and obligations under any commingled contract have not or are not contemplated to be provided to either First Tracks Biotherapeutics or AnaptysBio following the distribution pursuant to the Transition Services Agreement or sublicensed, replacement contracts, contract rights, bids, purchase orders or other agreements with respect to the First Tracks Biotherapeutics Business or Royalty Management Co. Business have not been obtained or are not contemplated to be obtained pursuant to the Separation and Distribution Agreement, and as requested by either First Tracks Biotherapeutics or AnaptysBio in writing, each party will use commercially reasonable efforts to assist the other party to establish replacement contracts, contract rights, bids, purchase orders, or other agreements with respect to either the First Tracks Biotherapeutics Business or Royalty Management Co. Business, to assign to the other party or any of its subsidiaries following the distribution the rights and obligations under such commingled contract to the extent primarily related to either the First Tracks Biotherapeutics Business or Royalty Management Co. Business, as applicable, or to establish reasonable and lawful arrangements designed to provide either First Tracks Biotherapeutics and its subsidiaries or AnaptysBio and its subsidiaries following the distribution with the rights and obligations under such commingled contract to the extent related to either the Royalty Management Co. Business or the First Tracks Biotherapeutics Business. After the distribution, if AnaptysBio holds any First Tracks Biotherapeutics assets or registered intellectual property not primarily related to the Royalty Management Co. Business, AnaptysBio must inform First Tracks Biotherapeutics and use reasonable best efforts to transfer them to First Tracks Biotherapeutics without extra cost. Similarly, if First Tracks Biotherapeutics holds assets or registered intellectual property primarily related to the Royalty Management Co. Business (notwithstanding certain trademarks), First Tracks Biotherapeutics must inform AnaptysBio and use reasonable best efforts to transfer them to AnaptysBio at no additional cost.

Access to Information

The Separation and Distribution Agreement provides for the following access to information:

•

after the Distribution Date, each of AnaptysBio and First Tracks Biotherapeutics agrees to provide to the other party, as soon as reasonably practicable after written request therefor, specific and identified agreements, documents, books, records or files (whether written or electronic) in the possession or under the control of such respective party or any of its subsidiaries which primarily relate to the requesting party or to the First Tracks Biotherapeutics Business, in the case of a request by First Tracks Biotherapeutics, or the Royalty Management Co. Business, in the case of a request by AnaptysBio, or which are necessary or advisable for the requesting party to prepare its financial statements and any reports or filings to be made with any governmental authority;

•

from and after the Distribution Date, AnaptysBio and First Tracks Biotherapeutics will each use commercially reasonable efforts to make available, upon reasonable written request, its and its subsidiaries’ representatives as witnesses and any agreements, documents, books, records or files (whether written or electronic) within their control or which they may make available without undue burden, as reasonably required by the requesting party in connection with the prosecution or defense of any proceeding, with the requesting party to bear all reasonable out-of-pocket costs and expenses in connection therewith; and

•

for a period of five years after the Distribution Date, upon reasonable prior notice, each of AnaptysBio and First Tracks Biotherapeutics will make available to the other applicable party’s officers and other authorized representatives reasonable access, during normal business hours, to its employees and properties that relate to the other party’s business and will furnish promptly all information concerning such other party’s business and such other party’s properties and personnel related thereto, as may reasonably be requested, provided that neither party will be required to (i) permit any inspection or disclosure of any information that, in the reasonable judgment of such party, would be detrimental to such party’s or its subsidiaries’ business or operations, result in the disclosure of trade secrets or know-how of third parties or violate confidentiality obligations, be reasonably likely to result in a violation of any law, fiduciary duty or binding agreement entered into prior to the date of the Separation and Distribution Agreement or involve information that is reasonably pertinent to a litigation or proceeding between First Tracks Biotherapeutics and its affiliates, on the one hand, and AnaptysBio and its affiliates, on the other hand, after the distribution, (ii) disclose any privileged information or (iii) submit to any invasive environmental testing or sampling.

Releases

The Separation and Distribution Agreement provides that, subject to certain exceptions specified in the Separation and Distribution Agreement, each party, on behalf of itself and each member of its group, and to the extent permitted by law, all persons who any time prior to the distribution were stockholders, directors, officers, agents or employees of any member of its respective group (in their respective capacities as such), effective at the time of and conditioned upon the occurrence of the distribution, will remise, release and forever discharge the other party and the other members of the other party’s group and their respective successors, stockholders, directors, officers, agents or employees from any and all liabilities to the extent existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or have failed to occur, and any conditions existing or alleged to have existed, on or before the distribution, including in connection with the Spin-Off, the distribution or any of the other transactions contemplated under the Separation and Distribution Agreement or the Transition Services Agreement.

Indemnification

Pursuant to the Separation and Distribution Agreement, AnaptysBio agrees to indemnify, defend and hold harmless First Tracks Biotherapeutics, each of its affiliates after giving effect to the distribution, and each of their respective directors, officers, employees and agents, from and against all losses to the extent arising out of, by reason of or otherwise in connection with:

•	any liabilities described under “Transfer of Assets and Assumption of Liabilities” as allocated to AnaptysBio following the distribution pursuant to the Separation and Distribution Agreement;

•

the failure of AnaptysBio, any of its subsidiaries following the distribution or any other person or entity to pay, perform or otherwise promptly discharge such liabilities, whether prior to, at or after the time of the Spin-Off;

•	any breach by AnaptysBio or any of its subsidiaries of the Separation and Distribution Agreement or the Transition Services Agreement;

•

except to the extent related to liabilities described under “Transfer of Assets and Assumption of Liabilities” as allocated to First Tracks Biotherapeutics following the distribution pursuant to the Separation and Distribution Agreement, any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding to the extent discharged or performed by AnaptysBio or any subsidiary of AnaptysBio following the distribution for the benefit of First Tracks Biotherapeutics or any subsidiary of First Tracks Biotherapeutics following the distribution that survives the time of the Spin-Off;

•

any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information supplied by AnaptysBio in writing expressly for inclusion in the registration statement in connection with the distribution and the related information statement (including any amendments or supplements) or any other filings with the U.S. Securities and Exchange Commission (the “SEC”) made in connection with the transactions contemplated by the Separation and Distribution Agreement;

•	certain tax liabilities that AnaptysBio is liable for pursuant to the Separation and Distribution Agreement; and

•	any liabilities relating to, arising out of or resulting from claims by any holders of shares of AnaptysBio common stock, in their capacity as such, in connection with the distribution.

First Tracks Biotherapeutics agrees to indemnify, defend and hold harmless AnaptysBio, each of its affiliates after giving effect to the distribution and each of their respective directors, officers, employees and agents from and against all losses to the extent arising out of, by reason of or otherwise in connection with:

•

any liabilities described under “Transfer of Assets and Assumption of Liabilities” as allocated to First Tracks Biotherapeutics following the distribution pursuant to the Separation and Distribution Agreement;

•

the failure of First Tracks Biotherapeutics, any of its subsidiaries following the distribution or any other person or entity to pay, perform or otherwise promptly discharge such liabilities, whether prior to, at or after the time of the Spin-Off;

•	any breach by First Tracks Biotherapeutics or any of its subsidiaries of the Separation and Distribution Agreement or the Transition Services Agreement;

•

except to the extent related to liabilities described under “Transfer of Assets and Assumption of Liabilities” as allocated to AnaptysBio following the distribution pursuant to the Separation and Distribution Agreement, any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding to the extent discharged or performed by First Tracks Biotherapeutics or any subsidiary of First Tracks Biotherapeutics following the distribution for the benefit of AnaptysBio or any subsidiary of AnaptysBio following the distribution that survives the time of the Spin-Off;

•

any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the registration statement in connection with the distribution and the related information statement (including any amendments or supplements) or any other filings with the SEC made in connection with the transactions contemplated by the Separation and Distribution Agreement, excluding any such liabilities to the extent relating to information supplied by AnaptysBio in writing expressly for inclusion in such filings;

•	any liabilities relating to, arising out of or resulting from claims by any holders of shares of Common Stock, in their capacity as such, in connection with the distribution; and

•	certain tax liabilities that First Tracks Biotherapeutics is liable for pursuant to the Separation and Distribution Agreement.

Under the Separation and Distribution Agreement, the amount of any indemnifiable loss will be reduced by (i) any insurance proceeds actually received and any other amounts actually recovered from third parties in respect of the indemnifiable claim, less (ii) any related costs and expenses of such receipt or recovery, including the aggregate cost of pursuing any related insurance claims and any taxes. The Separation and Distribution Agreement provides that an insurer who would otherwise be obligated to pay any claim will not be relieved of the responsibility with respect thereto or have any subrogation rights with respect thereto solely by virtue of the indemnification provisions of the Separation and Distribution Agreement. Pursuant to the Separation and Distribution Agreement, the indemnified party will use commercially reasonable efforts to seek to collect or recover any third-party insurance proceeds or other indemnification, contribution or similar payments to which the indemnified party is entitled in connection with any liability for which the indemnified party seeks indemnification pursuant to the Separation and Distribution Agreement. The amount of any claim by an indemnified party under the Separation and Distribution Agreement will also be reduced to reflect any actual tax savings or insurance proceeds received by any indemnified party that result from the losses that gave rise to such indemnity, and will be increased by an amount equal to any tax cost incurred by any indemnified party that results from the receipt of payments under the Separation and Distribution Agreement.

The Separation and Distribution Agreement also establishes procedures with respect to third-party claims subject to indemnification and related matters.

Tax Matters

The Separation and Distribution Agreement will govern the respective rights, responsibilities and obligations of AnaptysBio and First Tracks Biotherapeutics after the Spin-Off with respect to tax liabilities and benefits, tax returns, tax contests and tax sharing regarding U.S. federal, state, local and foreign taxes. The Separation and Distribution Agreement also will provide special rules for allocating certain tax liabilities resulting from the Spin-Off and related transactions.

Under the Separation and Distribution Agreement, First Tracks Biotherapeutics generally will provide a tax indemnity to AnaptysBio for “SpinCo Indemnified Taxes” (generally First Tracks Biotherapeutics’ shares of transfer taxes and any income taxes, calculated on a pro forma basis, attributable to the assets and liabilities associated with the First Tracks Biotherapeutics Business that arose in taxable periods that precede and include the distribution) and AnaptysBio generally will provide a tax indemnity to First Tracks Biotherapeutics for any “Company Indemnified Taxes” (generally taxes arising in respect of the separation and the distribution, AnaptysBio’s share of transfer taxes and taxes of AnaptysBio or the consolidated group of which AnaptysBio was the common parent that are not SpinCo Indemnified Taxes). The parties have also agreed to make, at AnaptysBio’s election, a Section 336(e) Election with respect to First Tracks Biotherapeutics, resulting in First Tracks Biotherapeutics receiving a fair market value tax basis in its assets.

Non-Solicit

The Separation and Distribution Agreement provides that, for a period of 24 months following the time of the Spin-Off, none of AnaptysBio, First Tracks Biotherapeutics or any of their respective subsidiaries will, without the prior written consent of the other party, subject to certain exceptions, directly or indirectly recruit, solicit, hire or retain certain specified employees of the other party or, subject to certain exceptions, induce or attempt to induce any such employee to terminate his or her employment with, or otherwise cease his or her relationship with, the other party or its subsidiaries.

Additional Covenants

The Separation and Distribution Agreement also addresses additional obligations of the parties relating to, among other matters, further assurances, guarantees, provision and retention of corporate records, confidentiality, privilege, ownership and exchanges of information and using their reasonable best efforts to, prior to the Distribution Date, finalize the Transition Services Agreement and identify the services to be provided under the Transition Services Agreement.

Employee Matters / Executive Compensation

Prior to the time of the Spin-Off, AnaptysBio will transfer and assign (i) the employment of all current employees of AnaptysBio and (ii) all independent contractors or other service providers of AnaptysBio or any of its affiliates who primarily provide, or who have primarily provided, services to the First Tracks Biotherapeutics Business and who are currently engaged or providing services as of immediately prior to the distribution, each to First Tracks Biotherapeutics. Such transfer (1) will not be deemed to be a termination of employment by AnaptysBio (upon the effective time of the distribution), as applicable, and (2) will not trigger any obligation to pay severance, separation pay, salary continuation, or other similar benefits to any such transferred employee.

First Tracks Biotherapeutics will assume and honor all employment and individual agreements between AnaptysBio and the employees and other service providers transferred to First Tracks Biotherapeutics, as well as all benefit plans maintained by AnaptysBio. Upon the time of the Spin-Off, AnaptysBio will cease to be a participating company in any First Tracks Biotherapeutics benefit plan.

Following the distribution, First Tracks Biotherapeutics will have full responsibility with respect to any liabilities arising or relating to the employment or engagement of all current and former employees and other service providers of AnaptysBio or under the employment and individual agreements and benefit plans transferred to First Tracks Biotherapeutics (inclusive of the payment or performance of any obligation arising out of or relating to any annual cash bonus other than the portion of any annual bonuses that is attributed to the period prior to the separation date or other short-term cash incentive plan or program in which First Tracks Biotherapeutics employees participate (excluding responsibility for the payment of the portion of the bonuses attributed to the period prior to the separation date)).

AnaptysBio will retain responsibility for the payment of any cash fees payable in respect of service on the board of directors pre-closing that are required by the existing non-employee director compensation plan as of the date of the Separation and Distribution Agreement and payable but not yet paid as of the distribution. First Tracks Biotherapeutics will have no responsibility for any such payments.

First Tracks Biotherapeutics may implement a cash retention program in accordance with the terms of the Transition Services Agreement.

The Separation and Distribution Agreement provides for the following treatment of outstanding equity awards.

Options. Each outstanding AnaptysBio option will be converted into (i) an adjusted AnaptysBio option covering the same number of shares and (ii) a new First Tracks Biotherapeutics option covering a number of shares equal to the original share number multiplied by the distribution ratio. The aggregate exercise price will be allocated between the two options based on the respective first closing prices of AnaptysBio common stock and First Tracks Biotherapeutics common stock following the Spin-Off. Neither option will be exercisable during a blackout period ending after the post-Spin-Off exercise prices are determined. The new First Tracks Biotherapeutics options will be issued under the First Tracks Biotherapeutics 2026 Equity Incentive Plan (the “2026 Plan”) on substantially similar terms and conditions as the original AnaptysBio options, including vesting, except that references to AnaptysBio will be adjusted to refer to First Tracks Biotherapeutics. The terms of each holder’s applicable AnaptysBio award agreement will otherwise continue to govern the adjusted AnaptysBio options.

Restricted Stock Units. Each holder of an outstanding AnaptysBio restricted stock unit (“RSU”) will receive one First Tracks Biotherapeutics RSU for every AnaptysBio RSU held on the Record Date, as adjusted for the distribution ratio, and will continue to hold the original AnaptysBio RSU in accordance with the applicable award agreement. The First Tracks Biotherapeutics RSUs will be issued under the 2026 Plan on substantially similar terms and conditions as the original AnaptysBio RSUs, including vesting, except that references to AnaptysBio will be adjusted to refer to First Tracks Biotherapeutics. The terms of each holder’s applicable AnaptysBio award agreement will otherwise continue to govern the AnaptysBio RSUs.

Performance Stock Units. Outstanding AnaptysBio performance stock units (“PSUs”) related to the $75 and $100 stock-price hurdles will be cancelled and replaced with new PSUs covering shares of First Tracks Biotherapeutics common stock equal in value to the cancelled awards, rounded down to the nearest whole share. The replacement PSUs will be subject to substantially equivalent terms and conditions as the cancelled AnaptysBio PSUs, except that the stock-price hurdles will be equitably adjusted to retain the same ratio relative to the First Tracks Biotherapeutics stock price following the Spin-Off as the original hurdles bore to the AnaptysBio stock price prior to the Spin-Off, and performance will thereafter be measured based on the First Tracks Biotherapeutics stock price.

Additional Terms and Conditions

Holders of outstanding AnaptysBio awards and First Tracks Biotherapeutics awards issued in connection therewith will continue to vest in such awards so long as they remain employed by AnaptysBio, First Tracks Biotherapeutics or any affiliate of either entity.

The Spin-Off will not constitute a “change in control” of AnaptysBio or First Tracks Biotherapeutics (as defined in AnaptysBio’s equity plan or the 2026 Equity Plan, as applicable).

Licensed Names and Marks

In the Separation and Distribution Agreement, AnaptysBio, on behalf of itself effective as of the date of the distribution will grant to First Tracks Biotherapeutics a worldwide, non-exclusive, non-transferable (except as otherwise set forth in the Separation and Distribution Agreement), royalty-free, fully paid-up license to use and display the name “AnaptysBio” or any derivative or variation thereof, and any trademarks associated with such name in each case, solely to the extent necessary to transition from uses of such licensed names and marks in the First Tracks Biotherapeutics Business to other names and marks, including in product designations (e.g. ANB033 and ANB101), on signage and materials owned or possessed by First Tracks Biotherapeutics as of the Distribution Date, and as otherwise required to comply with applicable law.

Shared IP

In the Separation and Distribution Agreement, effective as of the date of the distribution, AnaptysBio, on behalf of itself, grants to First Tracks Biotherapeutics a worldwide, perpetual, irrevocable, fully paid-up, royalty-free, non-transferable (except as otherwise set forth in the Separation and Distribution Agreement), non-sublicensable (except as otherwise set forth in the Separation and Distribution Agreement), non-exclusive license under certain patents, trade secrets, know-how and other proprietary information included in the assets allocated to AnaptysBio that are owned or otherwise licensable (without additional consideration) by AnaptysBio as of the date of the Separation and Distribution Agreement and that are necessary or reasonably useful to operate and exploit the First Tracks Biotherapeutics Business and its products, product candidates and research programs and natural evolutions thereof to use, reproduce, create derivative works of, modify, distribute, make, have made, sell, offer for sale, import or otherwise exploit products and services solely to the extent necessary or reasonably useful to operate and exploit the First Tracks Biotherapeutics Business as conducted as of the closing of the transactions and any natural evolutions or extensions thereof.

Effective as of the date of the distribution, First Tracks Biotherapeutics, on behalf of itself, grants to AnaptysBio a worldwide, perpetual, irrevocable, fully paid-up, royalty-free, non-transferable (except as otherwise set forth in the Separation and Distribution Agreement), non-sublicensable (except as otherwise set forth in the Separation and Distribution Agreement), non-exclusive license under certain patents, trade secrets, know-how and other proprietary information included in the assets allocated to First Tracks Biotherapeutics that are owned or otherwise licensable (without additional consideration) by First Tracks Biotherapeutics as of the date of the Separation and Distribution Agreement and that are licensed or obligated to be licensed pursuant to the GSK Collaboration or Vanda Collaboration (“First Tracks Biotherapeutics Shared IP”) to the extent and for such purposes as such First Tracks Biotherapeutics Shared IP is licensed or obligated to be licensed under such agreements as of the date of the Separation and Distribution Agreement.

Expenses

Except as otherwise set forth in the Separation and Distribution Agreement or Transition Services Agreement, all costs and expenses incurred on or prior to the date of the distribution in connection with the preparation, execution, delivery, printing and implementation of the Separation and Distribution Agreement, the Transition Services Agreement, the registration statement in connection with the distribution and the related information statement, and the transactions contemplated thereby, including the distribution, will be paid by AnaptysBio and deemed to be liabilities of AnaptysBio. Each party will bear its own costs and expenses incurred after the date of the distribution.

Termination

The Separation and Distribution Agreement may be terminated, and the distribution may be amended, modified or abandoned, at any time prior to the distribution by an agreement in writing signed by AnaptysBio, without the approval of First Tracks Biotherapeutics. After the distribution, the Separation and Distribution Agreement may only be terminated by an agreement in writing signed by AnaptysBio and First Tracks Biotherapeutics.

Jurisdiction

The parties to the Separation and Distribution Agreement have agreed that any proceeding with respect to the Separation and Distribution Agreement or the transactions contemplated thereby, or for recognition and enforcement of any judgment in respect thereof, brought by AnaptysBio or First Tracks Biotherapeutics or its successors or assigns will be determined in the Court of Chancery of the State of Delaware. If the Court of Chancery declines jurisdiction, any other state court of the State of Delaware or the United States District Court for the District of Delaware will have exclusive jurisdiction and venue.

Transition Services Agreement

We entered into a Transition Services Agreement pursuant to which we will provide AnaptysBio with certain specified services for a limited time to ensure orderly transition following the Spin-Off. The services that we will provide will, among others, consist of digital technology, human resources, supply chain, finance, real estate services and support for AnaptysBio to continue to satisfy the contractual requirements of the licensing collaboration between AnaptysBio and Vanda Pharmaceuticals, Inc. for the development and commercialization of imsidolimab. The services are generally intended to be provided for a period no longer than two years following the Spin-Off. The parties may mutually agree to terminate the agreement with respect to any service or negotiate reductions in the scope of services provided. We may terminate the agreement with respect to any service if AnaptysBio has failed to perform any of its material obligations relating to such service and such failure is not cured within thirty (30) days of notice. AnaptysBio, in its capacity as recipient of the services, may terminate the agreement with respect to any service (i) for convenience upon thirty (30) days’ notice or (ii) if we have failed to perform any of our material obligations under the agreement with respect to such service and such failure is not cured within fifteen (15) days of notice. The Transition Services Agreement provides for customary indemnification and limits on liability.

Registration Rights Agreement

On the Distribution Date, in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company is required to file a registration statement with the SEC covering the resale by the Investors of their shares of Common Stock purchased in the Private Placement as promptly as reasonably practicable, and in any event, no later than 45 days following the Distribution Date.

The foregoing descriptions of the Separation and Distribution Agreement, Transition Services Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation and Distribution Agreement, Transition Services Agreement and Registration Rights Agreement, which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Distribution Date, AnaptysBio completed the Spin-Off. The description of the Spin-Off and Distribution included in the Explanatory Note is incorporated herein by reference into this Item 2.01. In connection with and prior to the Spin-Off and Distribution, AnaptysBio transferred its First Tracks Biotherapeutics Business to the Company. The Company’s audited combined financial statements included in the Information Statement are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On the Distribution Date, in connection with the Spin-Off, the Company issued 29,100,802 shares of Common Stock to AnaptysBio in consideration for the transfer of certain entities that are part of AnaptysBio’s biopharma business. After this issuance, AnaptysBio held 29,100,902 shares of Common Stock. The shares of Common Stock issued to AnaptysBio were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. The offering was not a “public offering” because only one person was involved in the transaction, neither the Company nor AnaptysBio has engaged in general solicitation or advertising with regard to the issuance and sale of the shares of Common Stock, and neither the Company nor AnaptysBio has offered securities to the public in connection with such issuance and sale of the shares of Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Employee Director Compensation

Our non-employee directors will be entitled to receive cash and equity compensation as provided in our compensation program for non-employee directors. Under the program, non-employee directors will be compensated for service on the board of directors as follows:

Cash Retainers

Each non-employee director will receive an annual cash retainer of $40,000. Each non-employee director who serves as the Chair of the board of directors will receive an additional annual cash retainer of $35,000. Chairs of the following committees will be entitled to the following applicable additional annual cash retainers: (a) Audit Committee Chair: $20,000; (b) Compensation Committee Chair: $15,000; (c) Nominating and Governance Committee Chair: $10,000; (d) R&D Committee Chair: $15,000; and (e) Transaction Committee Chair: $20,000.

Equity Grants

Each non-employee director will receive a stock option to purchase 14,000 shares of common stock and 5,000 restricted stock units (“RSUs”) as well as a prorated annual equity grant. Each of our non-employee directors will receive an annual stock option grant each year in January to purchase 7,000 shares of common stock and 2,500 RSUs.

Appointment of Officers

On April 17, 2026, our board of directors appointed Ajim Tamboli as the Chief Financial Officer, effective as of the Spin-Off.

Mr. Tamboli previously served as Chief Financial Officer for ADARx Pharmaceuticals from 2024 to 2025, Arbor Biotechnologies from 2023 to 2024, Monte Rosa Therapeutics from 2020 to 2023 and Rodin Therapeutics from 2019 to 2020. He has extensive experience in healthcare asset management, having managed a global portfolio of biotech and pharmaceutical companies, notably as a founding partner of Endurant Capital Management and with Columbia Management. Earlier in his career, Mr. Tamboli was a Senior Biotechnology Equity Research Analyst with Lehman Brothers. Mr. Tamboli earned an MS in Biotechnology and BS in Biomedical Science/Entrepreneurial Management from the University of Pennsylvania School of Engineering and Applied Science/Wharton School, where he was a Benjamin Franklin Scholar. He is a CFA® charterholder.

Mr. Tamboli has no family relationships with any member of the board of directors or any executive officer of the Company and is not a party to any transaction that would be disclosed under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Tamboli or any other person and the Company pursuant to which Mr. Tamboli was appointed to serve in his role.

The Company has entered into an employment agreement with Mr. Tamboli (the “Tamboli Employment Agreement”), which sets forth the principal terms and conditions of his employment as the Company’s Chief Financial Officer, including his initial annual base salary of $516,000 and an annual target cash bonus opportunity of up to 40% of his base salary, which bonus may be earned based upon the achievement of specified performance goals (and which will be prorated for his partial year of service). Mr. Tamboli also received an equity grant worth $2,550,000 consisting of restricted stock units (the “RSU Award”) and stock options (the “Stock Option Award,” together with the RSU Award, the “Equity Awards”). The Equity Awards will vest such that (i) 1/4 of the shares subject to the Stock Option Award shall vest as of the first anniversary of his start date of April 20, 2026 (the “Tamboli Start Date”) and 1/48th of the shares subject to the Stock Option Award shall vest in equal monthly installments on the monthly anniversary of the Tamboli Start Date and for the 36 months thereafter and (ii) 1/4 of the RSUs shall vest as of the first anniversary of the Tamboli Start Date and 1/4th of the RSUs shall vest in equal annual installments on the annual anniversary of the Tamboli Start Date and for the 3 years thereafter. The Tamboli Employment Agreement will continue unless it is terminated pursuant to its terms, however Mr. Tamboli’s employment is at-will and may be terminated at any time, with or without cause. In the event that Mr. Tamboli is terminated without “cause” or resigns for “good reason,” provided that Mr. Tamboli delivers a signed waiver and release of claims in favor of the Company and satisfies all conditions to make such release effective, Mr. Tamboli will receive (i) continued salary payments for nine months at a base salary rate equal to the greater of (a) the rate in effect at the time of termination or (b) the rate in effect immediately prior to the event giving rise to Good Reason, and (ii) payment of COBRA premiums for nine months, or until Mr. Tamboli obtains new employment. If the Company experiences a “corporate transaction” and Mr. Tamboli is terminated without “cause” or resigns for “good reason” upon the occurrence of, or within 13 months following, such “corporate transaction”, and provided that Mr. Tamboli delivers a signed waiver and release of claims in favor of the Company and satisfies all conditions to make such release effective, Mr. Tamboli will receive (i) the continued salary payments, at a base salary rate equal to the greater of (a) the rate in effect at the time of termination or (b) the rate in effect immediately prior to the event giving rise to Good Reason, together with the COBRA premiums described above, which shall continue for twelve (12) months, (ii) a bonus payment equal to his target bonus payment for the applicable year plus a prorated bonus based on actual achievement by the Company of goals for the year, and (iii) all of Mr. Tamboli’s outstanding equity awards, including the Equity Awards, will vest in full. Additionally, the Tamboli Employment Agreement provides that if any payments to Mr. Tamboli would constitute “parachute payments” under Section 280G of the Internal Revenue Code and would otherwise be subject to the excise tax imposed by Section 4999, such payments will be reduced to the extent necessary to avoid the excise tax, but only if such reduction would result in a greater after-tax benefit to Mr. Tamboli than receiving the full amount and paying the excise tax.

The foregoing description of the Tamboli Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Tamboli Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed an Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware, which became effective in connection with the Spin-Off. Our Bylaws (the “Bylaws”) also became effective in connection with the Spin-Off. The Charter and Bylaws were previously approved by our board of directors and AnaptysBio’s board of directors, in its capacity as the sole member of the Company.

A summary of the material provisions of the Charter and the Bylaws can be found in the section entitled “Description of Capital Stock” in the Information Statement. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter and Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On April 20, 2026, the Company issued a press release announcing the completion of the Spin-Off. The full text of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of April 20, 2026, by and between AnaptysBio, Inc. and First Tracks Biotherapeutics, Inc.†+

3.1	Amended and Restated Certificate of Incorporation.

3.2	Bylaws.

10.1	Transition Services Agreement, dated as of April 20, 2026, by and between AnaptysBio, Inc. and First Tracks Biotherapeutics, Inc.†

10.2	Registration Rights Agreement, dated as of April 20, 2026, by and among the Company and the Investors party thereto.†+

99.1	Press Release, dated April 20, 2026, issued by First Tracks Biotherapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) and Item 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

+

The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2026

FIRST TRACKS BIOTHERAPEUTICS, INC.

By:	/s/ Dan Faga
Name: Dan Faga
Title: President and Chief Executive Officer